Term Note

$13,000,000June 16, 2021

FOR VALUE RECEIVED, the undersigned, IT’SUGAR LLC, a Delaware limited liability company (“IT’Sugar”), IT’SUGAR ATLANTIC CITY LLC, a Delaware limited liability company (“Atlantic City”), IT’SUGAR FLGC LLC, a Florida limited liability company (“FLGC”), IT’SUGAR FL I LLC, a Delaware limited liability company (“FLI”, and together with IT’Sugar, Atlantic City and FLGC, collectively, the “Borrowers”, and, each, a “Borrower”), jointly and severally, promise to pay to the order of SHL HOLDINGS, INC., a Florida corporation (“Lender”), the principal sum of Thirteen Million and No/100 ($13,000,000.00), which the Lender loaned to the Borrowers pursuant to the Term Loan Agreement dated as June 16, 2021,  by and among the Borrowers and the Lender (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), together with interest thereon at a fixed rate per annum equal to five percent (5%), in each case, payable at the times and in the amounts set forth in the Loan Agreement.

The Borrowers further promise to pay interest on the unpaid principal amount of the Term Loan (as defined in the Loan Agreement) from the date of such Term Loan until such Term Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Loan Agreement.  Payments of both principal and interest shall be made in lawful money of the United States of America.

This Note (this “Note”) shall be governed by the laws of the State of Florida applicable to contracts made and to be performed entirely within such State.

This Note is the  “Term Note” described in the Loan Agreement and has been issued pursuant to the Loan Agreement.

The Borrower waives presentment for payment, demand, protest, notice of dishonor and all other notices in connection with this Note.

EACH OF THE BORROWERS AND, BY ITS ACCEPTANCE OF THIS NOTE, THE LENDER, HERETO  (i) IRREVOCABLY WAIVES THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, AND (ii) AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE BORROWERS AND, BY ITS ACCEPTANCE OF THIS NOTE, THE LENDER, HERETO AGREE THAT THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IS ALSO WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT CHALLENGES, IN WHOLE OR IN PART, THE VALIDITY OR ENFORCEABILITY OF THIS NOTE.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE LENDER TO MAKE THE LOAN EVIDENCED BY THIS NOTE.

Reference to the Loan Agreement is made for a statement of the terms and provisions under which this Note may be required to be prepaid or this Note may be accelerated.

This Note is given in replacement of, amends and restates, consolidates and supersedes: (a) those certain loans made to IT’Sugar, Atlantic City and FLGC under the Prepetition Credit Agreement in the aggregate principal amount of $6,000,000, and (b) that certain Promissory Note, dated October 7, 2020, in the aggregate principal amount of $4,000,000.

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IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed on the day and year first above written.

BORROWERS:
IT’SUGAR LLC, a Delaware limited liability company	IT’SUGAR Atlantic City LLC, a Delaware limited liability company

By:/s/ Jeffrey Rubin Name: Jeffrey Rubin Title: Chief Executive Officer	By: /s/ Jeffrey Rubin Name: Jeffrey Rubin Title: Chief Executive Officer
Address: 4960 Conference Way North Suite 100 Boca Raton, FL 33431	Address: 4960 Conference Way North Suite 100 Boca Raton, FL 33431

IT’SUGAR FLGC LLC, a Florida limited liability company	IT’SUGAR FL I LLC, a Delaware limited liability company

By: /s/ Jeffrey Rubin Name: Jeffrey Rubin Title: Chief Executive Officer	By: /s/ Jeffrey Rubin Name: Jeffrey Rubin Title: Chief Executive Officer
Address: 4960 Conference Way North Suite 100 Boca Raton, FL 33431	Address: 19575 Biscayne Boulevard Suite #115 Aventura, FL 33180